EXHIBIT 23.3

We consent to the reference to our firm in the Registration Statement (Form S-8) pertaining to the 1999 Employee Stock Purchase Plan of Cyber Care, Inc. and to the incorporation by reference therein of our report dated March 26, 1999, with respect to the consolidated financial statements and schedules of Cyber Care, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

/s/ Grant Thornton LLP

Fort Lauderdale, Florida
May 16, 2000